As filed with the Securities and Exchange Commission on June 5, 2015
Registration No. 333-143188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1ST CONSTITUTION BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	22-3665653
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2650 Route 130
P.O. Box 634
Cranbury, New Jersey 08512
(Address, including zip code, of registrant’s principal executive offices)

1ST CONSTITUTION BANCORP 2006 DIRECTORS STOCK PLAN
(Full title of the Plan)

Mr. Robert F. Mangano
President and Chief Executive Officer
1st Constitution Bancorp
2650 Route 130
Cranbury, New Jersey 08512
(609) 655-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______
With a Copy to:
Frank E. Lawatsch, Jr., Esq.
Day Pitney LLP
7 Times Square
New York, New York 10036
(212) 297-5830

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

On May 23, 2007, 1st Constitution Bancorp (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-143188) (the “Original Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”).  The Original Registration Statement registered 53,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), to be issued under the Company’s 2006 Directors Stock Plan (the “2006 Plan”).  As a result of all stock dividends declared and paid by the Company since the filing of the Original Registration Statement with the SEC, the aggregate maximum number of shares of Common Stock issuable under the 2006 Plan is 75,286 shares.  The Company is no longer issuing securities under the 2006 Plan.  This Post-Effective Amendment No. 1 (this “Amendment”) to the Original Registration Statement is being filed in order to deregister all shares of Common Stock that were registered under the Original Registration Statement and remain unissued under the 2006 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cranbury, State of New Jersey, on June 5, 2015.

1ST CONSTITUTION BANCORP

Date: June 5, 2015	By:	/s/ ROBERT F. MANGANO
Robert F. Mangano President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ ROBERT F. MANGANO	President, Chief Executive Officer and Director	June 5, 2015
Robert F. Mangano	(Principal Executive Officer)
*	Chairman of the Board	June 5, 2015
Charles S. Crow, III
*	Director	June 5, 2015
William M. Rue
*	Director	June 5, 2015
Frank E. Walsh, III
Director
John P. Costas
/s/ STEPEHN J. GILHOOLY	Senior Vice President, Treasurer and	June 5, 2015
Stephen J. Gilhooly	Chief Financial Officer (Principal Financial Officer)

*By:	/s/ ROBERT F. MANGANO
Robert F. Mangano, as Attorney-in-Fact